PLEDGE AGREEMENT

Dated as of September 2, 2005

between

CROSSPOINT ENERGY, LLC

and

D. B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS; TERMS GENERALLY

Section 1.01	Definitions	1
Section 1.02	Terms Generally; Rules of Construction	3

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.01	Grant of Security Interest	4
Section 2.02	Transfer of Pledged Securities	4
Section 2.03	Authorization to File Financing Statements	5

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01	Pledged Securities; Title; No Other Liens; Etc	5
Section 3.02	Perfected First Priority Liens	5
Section 3.03	Solvency	6
Section 3.04	Debtor Information	6
Section 3.05	No Other Property	6
Section 3.06	Organization	6
Section 3.07	Authority; Enforceability	6
Section 3.08	Approvals; No Conflicts	6

ARTICLE IV
AFFIRMATIVE COVENANTS

Section 4.01	Maintenance of Perfected Security Interest; Further Documentation	7
Section 4.02	Delivery of Documents and Information Related to Collateral	7
Section 4.03	Further Assurances	7

ARTICLE V
NEGATIVE COVENANTS

Section 5.01	Restrictions on Sales and other Dispositions	8
Section 5.02	Negative Pledge	8
Section 5.03	Impairment of Security Interest	8
Section 5.04	Acquisitions; Loans; Debt; Guarantees	9
Section 5.05	Nature of Business; Mergers, Etc	9
Section 5.06	Debtor’s Legal Status	9

ARTICLE VI
EVENTS OF DEFAULT

Section 6.01	Events of Default	9

i

Exhibit A - Description of Pledged Securities

ii

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of September 2, 2005, is between Crosspoint Energy, LLC, a Texas limited liability company (the “Debtor”), and D. B. Zwirn Special Opportunities Fund, L.P., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Secured Party”) for the lenders (the “Lenders”) from time to time parties to the Credit Agreement dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Crosspoint Energy Holdings, LLC, a Texas limited liability company (the “Borrower”), the Lenders and the Secured Party.

R E C I T A L S

WHEREAS, the Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower;

WHEREAS, the Lenders have agreed to make such loans and extensions of credit subject to the terms of the Credit Agreement;

WHEREAS, the Debtor is the a member of the Borrower and will receive direct and indirect benefits from the loans and extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective loans and extensions of credit under the Credit Agreement that the Debtor execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises herein and to induce the Lenders to enter into the Credit Agreement and to make their respective loans and extensions of credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS; TERMS GENERALLY

Section 1.01 Definitions. As used herein:

(a) terms defined above have the meanings given such terms above;

(b) unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement;

(c) unless otherwise defined herein, terms defined in the Uniform Commercial Code (as defined herein) and used herein have the same meanings herein as specified therein; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, then such term has the meaning specified in Article 9; and

(d) the following terms have the following meanings:

“Agreement” means this Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral” has the meaning given such term in Section 2.01.

“Obligations” means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Obligors (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Secured Documents, including, without limitation, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Obligors (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Secured Documents, and whether on account of principal, interest, premium, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all costs, fees and disbursements of counsel to the Secured Creditors that are required to be paid by the Obligors pursuant to the terms of any Secured Documents).

“Obligors” means the collective reference to the Debtor, the Borrower and the Debtor’s Subsidiaries.

“Pledged Securities” means: (a) the Equity Interests described or referred to in Exhibit A; (b) the certificates or instruments, if any, representing such Equity Interests; (c) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; (d) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties; (e) the proceeds (including proceeds of proceeds), interest, profits, benefits, distributions, premiums and other income of or on any of the Property referred to in this definition; (f) all security entitlements in respect of any Property referred to in this definition and (g) all books and records relating to any of the Property referred to in this definition.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Secured Creditors” means the collective reference to the Secured Party, the Lenders and the Lenders and Affiliates of the Lenders that are parties to Secured Swap Agreements.

“Secured Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Secured Swap Agreement and any other document made, delivered or given in connection with any of the foregoing.

“Secured Swap Agreement” means any swap agreement, cap, floor, collar, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons or interest rates or currencies between the Borrower or any Affiliate of the Borrower and any Lender or any Affiliate (as defined in the Credit Agreement) of any Lender while such Person (or, in the case of an Affiliate of a Lender, the Person affiliated therewith) is a Lender, including any such agreement between such Persons in existence prior to the date hereof. For the avoidance of doubt, an agreement ceases to be a Secured Swap Agreement if the Person that is the counterparty to the Borrower or a Subsidiary of the Borrower under such agreement ceases to be a Lender under the Credit Agreement (or, in the case of an Affiliate of a Lender, the Person affiliated therewith ceases to be a Lender under the Credit Agreement).

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of Texas; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise: i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in the Secured Documents); ii) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein); iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; v) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and vi) any reference herein to Articles, Sections or Exhibits shall be construed to refer to Articles and Sections of, or Exhibits to, this Agreement. No provision of this Agreement or any other Secured Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant, and where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Whenever pursuant to this Agreement, the Secured Party exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Secured Party, the decision of the Secured Party to approve or disapprove or to decide whether arrangements or terms are satisfactory or unsatisfactory shall (except as otherwise specifically herein provided) be in the sole discretion of the Secured Party and shall be final and conclusive.

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Debtor hereby pledges, assigns and transfers to the Secured Party, and hereby grants to the Secured Party, a first priority continuing security interest in, lien on and right of setoff against, all of the following Property, wherever located, whether now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a) the Pledged Securities;

(b) all books and records pertaining to the Pledged Securities; and

(c) to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 2.02 Transfer of Pledged Securities. All certificates or instruments representing or evidencing the Pledged Securities, if any, shall be delivered to and held pursuant hereto by the Secured Party or a Person designated by the Secured Party and shall be duly endorsed in blank and in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Secured Party. Notwithstanding the preceding sentence, at the Secured Party’s discretion and at the Debtor’s sole cost and expense, all Pledged Securities must be delivered or transferred in such manner as to permit the Secured Party to have “control” of the Pledged Securities under Section 8.106 and Section 9.106 of the Uniform Commercial Code and to be a “protected purchaser” to the extent of the Debtor’s security interest as provided in Section 8.303 of the Uniform Commercial Code (if the Secured Party otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Pledged Securities. In addition, during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

Section 2.03 Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any relevant jurisdiction any financing statements and amendments thereto indicating the Collateral in such form as may be required by the Secured Party (including any information required by part 5 of Article 9 of the Uniform Commercial Code). The Debtor agrees to furnish any information requested by the Secured Party for such purposes promptly upon the Secured Party’s request. The Debtor also ratifies its authorization for the Secured Party to have filed in any relevant jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Debtor hereby unconditionally represents and warrants to the Secured Party, as of the date hereof and at all times during the terms of this Agreement, as follows:

Section 3.01 Pledged Securities; Title; No Other Liens; Etc. The Debtor is a member of the Borrower and the Pledged Securities pledged by the Debtor hereunder constitute that percentage of all of the issued and outstanding membership interest of any class of Equity Interests of the Borrower as set forth on Exhibit A. Except for the security interest granted to the Secured Party pursuant to this Agreement, the Debtor is the record and beneficial owner of, and has good title to, the Pledged Securities free and clear of any and all Liens, options, warrants, puts, calls or other rights of third Persons, and restrictions or options in favor of, or claims of, any other Person, and has full right and authority to pledge the Pledged Securities for the purposes and upon the terms set out herein and the power to transfer the Pledged Securities, free and clear of any Lien. The performance by the Debtor of its obligations hereunder will not result in the creation of any security interest or lien on any Collateral other than the security interest and lien granted hereunder. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Secured Party pursuant to this Agreement. All of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable, and all documentary, stamp or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Pledged Securities. There are no restrictions on transfer (that have not been waived or otherwise consented to) in any limited liability company agreement, partnership agreement, regulations, stockholders’ agreement or other agreement or document governing the Pledged Securities or any other agreement relating thereto which would limit or restrict vii) the grant of a security interest in the Pledged Securities; viii) the perfection of such security interest or ix) the exercise of remedies in respect of such perfected security interest in the Pledged Securities; in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged Securities, a transferee or assignee of the Pledged Securities, shall become a member of the Debtor.

Section 3.02 Perfected First Priority Liens. The security interests granted pursuant to this Agreement x) upon the proper filing of a financing statement describing the Collateral and the delivery of the Pledged Securities consisting of certificated securities, if any, to the Secured Party, properly endorsed for transfer in blank, shall constitute valid perfected security interests in all of the Collateral in favor of the Secured Party as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Debtor and any Persons purporting to purchase any Collateral from the Debtor and xi) are prior to all other Liens on the Collateral.

Section 3.03 Solvency. The Debtor xii) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement; xiii) is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any Property remaining with it constitute unreasonably small capital and xiv) does not intend to incur, or believe it will incur, debt that will be beyond its ability to pay as such debt matures.

Section 3.04 Debtor Information. The Debtor’s jurisdiction of formation is Texas; the name of the Debtor as listed in the public records of its jurisdiction of formation is Crosspoint Energy, LLC and the organizational identification number of the Debtor in its jurisdiction of formation is 800409283. The Debtor’s principal place of business and chief executive offices are located at the following address 2801 Network Boulevard, Suite 810, Frisco, Texas 75034. The Debtor has not used any other name or trade name since September 1, 1999.

Section 3.05 No Other Property. The Debtor owns no Property other that the Pledged Securities pledged hereunder and such interests derived from such Pledged Securities.

Section 3.06 Organization. The Debtor is duly formed, validly existing and in good standing under the laws of the State of Texas, has all requisite limited liability company power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.07 Authority; Enforceability. The execution, delivery and performance of this Agreement are within the Debtor’s power and authority. Each Loan Document to which the Debtor is a party has been duly executed and delivered by the Debtor and constitutes a legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.08 Approvals; No Conflicts. The execution, delivery and performance of this Agreement by the Debtor xv) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document to which the Debtor is a party or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than the recording and filing of the financing statements as required by this Agreement, xvi) will not violate any applicable law or regulation or any order of any Governmental Authority, xvii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Debtor or the Debtor’s Properties, or give rise to a right thereunder to require any payment to be made by the Debtor and xviii) will not result in the creation or imposition of any Lien on any Property of the Debtor (other than the Liens created by the Loan Documents).

ARTICLE IV
AFFIRMATIVE COVENANTS

The Debtor hereby unconditionally covenants and agrees with the Secured Party, until the entire Obligations shall have been paid in full as follows:

Section 4.01 Maintenance of Perfected Security Interest; Further Documentation.

(a) The Debtor shall maintain the security interest and lien created by this Agreement as a perfected security interest and lien having at least the priority described in Section 3.02;

(b) The Debtor shall promptly give notice to the Secured Party of, and shall defend against, any suit, action, proceeding or lien that involves the Collateral or that could adversely affect the security interest and lien granted by it hereunder, and the Debtor shall defend the security interest and lien created by this Agreement against the claims and demands of all Persons whomsoever; and

(c) The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may request, all in reasonable detail.

Section 4.02 Delivery of Documents and Information Related to Collateral

. Upon receipt by the Debtor of any material notice, report, or other communication from the Borrower relating to all or any part of the Collateral (including any such notice, report or other communication given by Debtor), the Debtor shall deliver such notice, report or other communication to the Secured Party as soon as possible, but in no event later than three (3) days following the receipt or delivery thereof by the Debtor.

Section 4.03 Further Assurances. At any time and from time to time, upon the request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, or other instruments, obtain any and all governmental or third party approvals and consents, perform or cause to be performed any and all further acts and provide such further assurances as may be necessary, desirable, advisable or proper, in the Secured Party’s opinion, to carry out more effectively the purposes and intents of this Agreement or to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the security interest granted by this Agreement, or to enable the Secured Party to enforce its rights, remedies, powers and privileges under the Secured Documents or with respect to such security interest or to otherwise obtain or preserve the full benefits of this Agreement and the other Secured Documents and the rights, powers and privileges therein granted. Without limiting the obligations of the Debtor under this Section 4.03 or under any other provision of this Agreement, upon the request of the Secured Party, the Debtor shall take or cause to be taken all actions requested by the Secured Party to: xix) correct any defect, error, or omission which may be discovered in the contents of the Secured Documents or in the execution or acknowledgment thereof; xx) cause the Secured Party to have “control” (within the meaning of Sections 8.106, 9.104 and 9.106 of the Uniform Commercial Code) over any deposit accounts or investment property, including, without limitation, executing and delivering any agreements, in form and substance satisfactory to the Secured Party, with securities intermediaries, issuers or other Persons in order to establish “control”; xxi) with respect to any certificated or uncertificated securities cause the Secured Party to be a “protected purchaser” (as defined in Section 8.303 of the Uniform Commercial Code); xxii) comply with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest hereunder; xxiii) obtain governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Secured Party, including, without limitation, any consent of any Person obligated on the Collateral and xxiv) take all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction. This Section 4.03 and the obligations imposed on the Debtor by this Section 4.03 shall be interpreted as broadly as possible in favor of the Secured Party in order to effectuate the purpose and intent of this Agreement.

ARTICLE V
NEGATIVE COVENANTS

Section 5.01 Restrictions on Sales and other Dispositions. The Debtor shall not sell, assign, convey, transfer, redeem, exchange, substitute, replace or otherwise dispose of or abandon all or any part of the Collateral without the prior written consent of the Secured Party.

Section 5.02 Negative Pledge. Except pursuant to this Agreement, the Debtor will not xxv) create, incur or permit to exist any lien or security interest in, or option in favor of, or any claim of any Person with respect to, the Collateral or any part thereof or upon any income therefrom or any proceeds thereon without the prior written consent of the Secured Party or xxvi) enter into any agreement or undertaking restricting the right or ability of the Debtor or the Secured Party to sell, assign or transfer any of the Collateral.

Section 5.03 Impairment of Security Interest. The Debtor will not take or fail to take any action which would in any manner impair the enforceability or priority of the Secured Party’s security interest in any Collateral, impair the Collateral or the rights, remedies, powers and privileges conferred on the Secured Party or any other Secured Creditor pursuant to this Agreement or by operation of law or otherwise. Without limitation of the foregoing sentence, no vote shall be cast, consent given or right exercised or other action taken by the Debtor that would impair the Collateral, be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without the prior consent of the Secured Party and the Lenders, enable or permit the Debtor or the Borrower to issue any Equity Interest or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interest of the Debtor or the Borrower other than as permitted by the Credit Agreement.

Section 5.04 Acquisitions; Loans; Debt; Guarantees . The Debtor will not xxvii) acquire (whether for cash, Property, services or securities or otherwise) any Property from any Person, xxviii) make any loan or extension of credit to any other Person, xxix) incur, create, assume or suffer to exist any Debt (as defined in the Credit Agreement) other than Debt arising in its capacity as the sole member of the Borrower, or xxx) enter into any guarantee of, or other contingent obligation with respect to, any debt, obligation or other liability of any other Person.

Section 5.05 Nature of Business; Mergers, Etc. The Debtor will not engage in any business or undertaking other than acting as the sole member of the Borrower and the ownership of the Equity Interest in Dallas Operating Corp. The Debtor will not merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of its Property to any other Person. Except as approved by the Secured Party in writing, the Debtor shall not xxxi) issue any additional Equity Interests in the Borrower or xxxii) permit the Borrower to issue any additional Equity Interests.

Section 5.06 Debtor’s Legal Status. Without providing at least thirty (30) days prior written notice to the Secured Party, the Debtor will not (a) change its name or its organizational identification number, and (b) change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Secured Party. The Debtor will not change its principal office or chief executive office without giving the Secured Party at least thirty (30) days prior written notice thereof.

ARTICLE VI
EVENTS OF DEFAULT

Section 6.01 Events of Default. One or more of the following events or circumstances shall constitute an “Event of Default” hereunder:

(a) an “Event of Default” under the Credit Agreement shall occur and be continuing; or

(b) The Debtor shall fail to pay any amount hereunder or under any other Secured Document to which it is a party when and as the same shall become due and payable; or

(c) any representation or warranty made or deemed made by or on behalf of the Debtor in or in connection with any Secured Document or any amendment or modification of any Secured Document or waiver under such Secured Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Secured Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made; or

(d) The Debtor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) and (c) of this definition) or any other Secured Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (1) notice thereof from the Secured Party or (2) the Debtor otherwise becoming aware of such default; or

(e) The Debtor shall (3) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect; (4) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 6.01(f); (5) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Debtor or for a substantial part of its assets; (6) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (7) make a general assignment for the benefit of creditors or (8) take any action for the purpose of effecting any of the foregoing; or

(f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (9) liquidation, reorganization or other relief in respect of the Debtor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (10) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Debtor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for three days or an order or decree approving or ordering any of the foregoing shall be entered.

ARTICLE VII
RIGHTS AND REMEDIES

Section 7.01 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise, in addition to all other rights and remedies granted to it in the Secured Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party and any other Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral, and any such Person purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Obligations owing to such Person, or if such Person holds less than all of the Obligations, the pro rata part thereof owing to such Person, accounting to all other Persons not joining in such bid in cash for the portion of such bid or bids apportionable to such non-bidding Persons. It shall not be necessary that the Secured Party take possession of the Collateral or any part thereof, prior to the time that any sale pursuant to the provisions of this Section 7.01(a) is conducted, and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale. If applicable to any particular item of Collateral, the Debtor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Debtor’s premises or elsewhere. Any such sale or transfer by the Secured Party either to itself, any other Secured Creditor or to any other Person shall be absolutely free from any claim of right by the Debtor, including any equity or right of redemption, stay or appraisal which the Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and the Debtor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Obligations, the occurrence of any Event of Default, the Secured Creditors having declared all or a portion of such Obligations to be due and payable, the notice of time, place, and terms of sale and of the Properties to be sold having been duly given, or any other act or thing having been duly done by the Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

(b) The Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 7.01(a) or elsewhere herein if so specified, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care, retaking, holding, preparing for sale, lease or other disposition, or the sale, lease or other disposition, of the Collateral, or in any way relating to the Collateral, the collection of the Obligations, or the enforcement of the rights of the Secured Party hereunder and under the other Loan Documents, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 11.02 of the Credit Agreement. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party or any other Secured Creditor arising out of the exercise by any them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, then the Debtor hereby acknowledges and agrees that ten (10) days prior written notice of such sale or disposition shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) In the event that the Secured Party elects not to sell the Collateral, the Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(d) [Intentionally left Blank.]

(e) The Secured Party may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 7.02 Pledged Securities.

(a) Unless an Event of Default shall have occurred and be continuing and Secured Party shall have given notice to the Debtor of the Secured Party’s intent to exercise its corresponding rights pursuant to Section 7.02(b), the Debtor shall be permitted to receive all cash distributions paid in respect of the Pledged Securities paid in the normal course of business of the Borrower and to exercise all voting, consent and membership rights with respect to the Pledged Securities.

(b) Upon the occurrence and during the continuance of an Event of Default, upon notice by the Secured Party of its intent to exercise such rights to the Debtor, (11) the Secured Party shall have the right to receive any and all cash distributions, payments, Property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations; (12) any or all of the Pledged Securities shall be registered in the name of the Secured Party or its nominee and (13) the Secured Party or its nominee may exercise i.ii.(A) all voting, consent, membership and other rights pertaining to such Pledged Securities at any meeting of Members of the Borrower or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Borrower, or upon the exercise by the Debtor or the Secured Party of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for Property actually received by it, but the Secured Party shall have no duty to the Debtor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) In order to permit the Secured Party to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all income and other distributions that it may be entitled to receive hereunder, (14) the Debtor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (15) without limiting the effect of clause (i) above, the Debtor hereby grants to the Secured Party an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Borrower or the Debtor) by any other Person (including the Debtor, Borrower or any officer or agent thereof), in each case upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full in cash of all Obligations and the termination of this Agreement.

(d) The Debtor hereby authorizes and instructs the Borrower to (16) comply with any instruction received by it from the Secured Party in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Debtor, and the Debtor agrees that the Borrower shall be fully protected in so complying, and (17) unless otherwise expressly provided herein, pay any dividends or other payments with respect to the Pledged Securities directly to the Secured Party.

(e) Upon the occurrence and during the continuance of an Event of Default, if the Borrower is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any governmental authority, then all rights of the Debtor in respect thereof to exercise the voting and other consensual rights which the Debtor would otherwise be entitled to exercise with respect to the Pledged Securities issued by the Borrower shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 7.03 Private Sales of Pledged Securities.

(a) The Debtor recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Debtor or the Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Debtor or the Borrower would agree to do so.

(b) The Debtor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.03 valid and binding and in compliance with any and all other applicable governmental requirements. The Debtor further agrees that a breach of any of the covenants contained in this Section 7.03 will cause irreparable injury to the Secured Party that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.03 shall be specifically enforceable against the Debtor, and the Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

Section 7.04 Setoff. Regardless of the adequacy of Collateral or any other security for the Obligations, if an Event of Default shall have occurred and be continuing, then the Secured Party and the other Secured Creditors are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits or other sums at any time credited or held by or due from, and other obligations (of whatsoever kind) at any time owing by, the Secured Party or the Secured Creditors to or for the credit or the account of the Debtor against any of and all the obligations of the Debtor owed to the Secured Party or the Secured Creditors now or hereafter existing under this Agreement, irrespective of whether or not the Secured Party or any other Secured Creditor shall have made any demand under this Agreement and although such obligations may be unmatured.

Section 7.05 Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, then the Debtor shall, at the request and option of the Secured Party, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Secured Party in any account, as-extracted collateral, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Debtor, so notify account debtors and other Persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, as-extracted collateral, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, as-extracted collateral, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations in accordance with Section 7.01(b), such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

Section 7.06 Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party: xxxiii) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition; xxxiv) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; xxxv) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral; xxxvi) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; xxxvii) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; xxxviii) to contact other Persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral; xxxix) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; xl) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; xli) to dispose of assets in wholesale rather than retail markets; xlii) to disclaim disposition warranties; xliii) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral or xliv) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 7.06 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code or other law or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 7.06. Without limitation upon the foregoing, nothing contained in this Section 7.06 shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 7.06.

Section 7.07 No Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9.620 of the Uniform Commercial Code, no action taken or omission to act by the Secured Party or the Secured Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Secured Party and the Secured Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the payment in full of the Obligations.

Section 7.08 Performance by Secured Party. If the Debtor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. In addition, in the Secured Party’s discretion, if the Debtor fails to do so, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Default or Event of Default.

Section 7.09 Secured Party’s Appointment as Attorney-in-Fact, Etc.

(a) The Debtor hereby irrevocably constitutes and appoints the Secured Party with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor, or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do any or all of the following:

(i) pay or discharge taxes and liens levied or placed on or threatened against the Collateral;

(ii) execute, in connection with any sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of the Debtor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) in the name of the Debtor or in its own name, exercise all rights, powers, privileges and remedies to which the Debtor would be entitled as the owner of the Collateral; (E) defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; (G) arrange for the transfer of the Collateral on the books of the issuer or any other Person to the name of the Secured Party or to the name of the Secured Party’s nominee; (H) file and prosecute registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes; (I) exercise voting rights with respect to voting securities; (J) execute, deliver and record in connection with any sale or other disposition of any Collateral, endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral and (K) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party’s option and the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Debtor might do.

(b) The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(c) The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 7.09, shall be payable by the Debtor to the Secured Party on demand.

(D) THE POWERS CONFERRED ON THE SECURED PARTY HEREUNDER ARE SOLELY TO PROTECT ITS INTERESTS IN THE COLLATERAL AND SHALL NOT IMPOSE ANY DUTY UPON IT TO EXERCISE ANY SUCH POWERS. THE SECURED PARTY SHALL BE ACCOUNTABLE ONLY FOR THE AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS, AND NEITHER IT NOR ANY OF ITS EMPLOYEES OR AGENTS SHALL BE RESPONSIBLE TO THE DEBTOR FOR ANY ACT OR FAILURE TO ACT (INCLUDING FOR SUCH PERSON’S OWN ORDINARY NEGLIGENCE), EXCEPT FOR THE SECURED PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Anything in this Section 7.09 to the contrary notwithstanding, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.09 unless an Event of Default shall have occurred and be continuing.

Section 7.10 Waiver. To the fullest extent permitted by law, the Debtor hereby irrevocably and unconditionally waives and releases: xlv) all benefits that might accrue to the Debtor by virtue of any present or future moratorium law or other law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; xlvi) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Debtor with respect to the Obligations or notice of the Secured Creditors’ intention to accelerate maturity of obligations or of the Secured Creditors’ election to exercise or their actual exercise of any right, remedy or recourse provided for hereunder or any other Secured Document and any other notice of any kind whatsoever; xlvii) any rights, legal and equitable, to a marshalling of assets or a sale in inverse order of alienation (the Debtor acknowledges and agrees that in exercising any rights under or with respect to the Collateral, the Secured Party is under no obligation to marshal any Collateral; the Secured Party may, in its absolute discretion, realize upon the Collateral in any order and in any manner it so elects and may, in its absolute discretion, apply the proceeds of any or all the Collateral to the Obligations in any order and in any manner it so elects); xlviii) any right to require the Secured Party to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any other Person liable on the Obligations joined with the Debtor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in the Secured Party’s power; xlix) until all of the Obligations shall have been paid in full in cash, any right to subrogation and the Debtor waives the right to enforce any remedy which the Secured Party has or may hereafter have against any other Person liable on the Obligations, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by the Secured Party; l) any and all legal rights which might otherwise require the Secured Party to enforce its rights by judicial process (it being understood that the Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing); li) and the Debtor agrees not to assert any rights or privileges which it may acquire under the Uniform Commercial Code, any analogous common law rights or privileges or any other applicable law; lii) the right to plead any and all statutes of limitation as a defense to any demand secured by or made pursuant to this Agreement; liii) all claims, damages and demands it may acquire against the Secured Creditors arising out of the exercise by them of any rights hereunder; liv) any notice of or proof of reliance by the Secured Party or any Person upon the provision of collateral contemplated hereby or acceptance of the provision of collateral contemplated hereby; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the provision of collateral contemplated hereby and no notice of creation of the Obligations or any extension of credit already or hereafter contracted by or extended to the Debtor or any other Person need be given to the Debtor; lv) any and all notice of the creation, accrual, modification, rearrangement, renewal or extension for any period of any of the Obligations of any other Person liable on the Obligations from time to time and lvi) any defense arising by reason of any disability or other defense of any other Person or by reason of the cessation from any cause whatsoever of the liability of any other Person. If any law referred to in this Agreement and now in force, of which the Debtor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.

Section 7.11 No Release. Neither the Debtor nor any other Person hereafter obligated for payment of all or any part of the Obligations shall be relieved of such obligation by reason of: lvii) the failure of the Secured Party or any other Secured Creditor to comply with any request of the Debtor or any other Person so obligated to foreclose the security interest and lien of the Collateral or to enforce any provision hereunder or under any other Secured Document; lviii) the release, regardless of consideration, of the Collateral or any portion thereof or interest therein or the addition of any other Property to the Collateral or the release of any other collateral or credit support arrangement securing the Obligations; lix) the release, regardless of consideration, of any party liable, either directly or indirectly, for the Obligations or for any covenant herein or in any other Secured Document; lx) any agreement or stipulation between any subsequent owner of the Collateral and the Secured Party or any other Secured Creditor extending, renewing, rearranging or in any other way modifying the terms of this Agreement without first having obtained the consent of, given notice to or paid any consideration to the Debtor or such other Person, and in such event the Debtor, all guarantors and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Secured Party; or lxi) by any other act or occurrence save and except the complete payment of the Obligations and the complete fulfillment of all obligations hereunder and under the Secured Documents. The Debtor authorizes the Secured Party and each other Secured Creditor, without notice or demand and without any reservation of rights against the Debtor and without affecting the Debtor’s liability hereunder or on the Obligations, and without impairing the security interest and lien and rights of the Secured Party or the other Secured Creditors hereunder, from time to time to (1) take or hold any other Property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other Property; (2) apply the Collateral or such other Property and direct the order or manner of sale thereof as the Secured Party may in its discretion determine; (3) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any other Person liable on the Obligations in respect to any or all of the Obligations or other security for the Obligations; (4) waive, enforce, modify, amend or supplement any of the provisions of any Secured Document with any Person other than the Debtor and (5) release or substitute any other Person liable on the Obligations. The security interest and lien and other security rights of the Secured Party hereunder shall not be impaired by any indulgence, moratorium or release granted by the Secured Party including, but not limited to, any renewal, extension or modification which the Secured Creditors may grant with respect to any of the Obligations, or any surrender, compromise, release, renewal, extension, exchange or substitution which the Secured Creditors may grant in respect of the Collateral or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any of the Obligations. To the maximum extent permitted by law, all rights of the Secured Party and the other Secured Creditors, all security interests hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of: (A)i. any lack of validity or enforceability of any of the Obligations or any other agreement or instrument relating thereto, including any of the Secured Documents; (B) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Secured Documents, or any other agreement or instrument relating thereto; (C) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any Secured Document or any guaranty for all or any of the Obligations or (D) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Debtor. Each successor and assign of the Debtor, including without limitation, a holder of a security interest or lien subordinate to the security interest and lien created hereby (without implying that the Debtor has, except as expressly provided herein, a right to grant an interest in, or a subordinate a security interest or lien on, the Collateral), by acceptance of its interest or lien agrees that it shall be bound by the waivers contained herein, as if it gave the waiver itself.

Section 7.12 Duty of Secured Party. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9.207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. The Secured Party shall not be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell, otherwise dispose of, or collect or receive payments upon, any Collateral upon the request of the Debtor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Anything herein to the contrary notwithstanding, the Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. THE POWERS CONFERRED ON THE SECURED PARTY ARE SOLELY TO PROTECT THE SECURED PARTY’S INTERESTS IN THE COLLATERAL AND SHALL NOT IMPOSE ANY DUTY UPON THE SECURED PARTY TO EXERCISE ANY SUCH POWERS. THE SECURED PARTY SHALL BE ACCOUNTABLE ONLY FOR AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS, AND IT SHALL NOT BE RESPONSIBLE TO THE DEBTOR FOR ANY ACT OR FAILURE TO ACT HEREUNDER, EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 7.13 Payment of Expenses, INDEMNITIES, Etc.

(a) The Debtor agrees to pay or reimburse the Secured Party and each other Secured Creditor for all out-of-pocket expenses incurred by such Person, including the fees, charges and disbursements of any counsel for such Person, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including, without limitation, all costs and expenses incurred in connection with (6) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral; (7) the exercise or enforcement of any rights or remedies granted hereunder or under any of the other document or agreement executed or delivered in connection herewith or otherwise available to it (whether at law, in equity or otherwise) or (8) the failure by the Debtor to perform or observe any of the provisions hereof or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.

(b) The Debtor agrees to pay, and to save the Secured Party and the Secured Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(C) THE DEBTOR AGREES TO PAY, AND TO INDEMNIFY AND SAVE THE SECURED PARTY AND THE SECURED CREDITORS HARMLESS FROM, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION OF THIS AGREEMENT TO THE EXTENT THE BORROWER WOULD BE REQUIRED TO DO SO PURSUANT TO SECTION 13.03 OF THE CREDIT AGREEMENT. THE LIABILITIES OF THE DEBTOR AS SET FORTH IN THIS SECTION 7.13 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE REPAYMENT OF THE OBLIGATIONS.

(d) All amounts due under this Section 7.13 shall be payable promptly after written demand therefor.

Section 7.14 Overdue Amounts. Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest from and including the due date to but excluding the date of payment at the Post Default Rate.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 13.01 of the Credit Agreement (including provisions regarding a change of address or telecopy number of a party). The address and telecopy number for notices and communications with respect to the Debtor is as follows:

Crosspoint Energy, LLC
2801 Network Boulevard
Suite 810
Frisco, TX 75034
Attn: Daniel F. Collins, President
Telephone: 972.818.1100

Section 8.02 Amendments. No amendment, supplement or modification of this Agreement, and no waiver of any provision of this Agreement or consent to any departure by the Debtor therefrom, shall in any event be effective unless the same shall be effectuated in accordance with Section 13.02(b) of the Credit Agreement, and then any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 8.03 No Waiver. No failure on the part of the Secured Party or any other Secured Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under this Agreement or any other Secured Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Secured Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 8.04 Remedies Cumulative: Non-Exclusive; Etc. All rights, remedies, and recourses of the Secured Party and the other Secured Creditors granted in the this Agreement and the other Secured Documents and any other pledge of collateral, or otherwise available at law or equity: (9) shall be cumulative and concurrent; (10) may be pursued separately, successively, or concurrently against the Debtor or others obligated for payment of the Obligations, or against Collateral or any other collateral, or any one or more of them, at the sole discretion of the Secured Party or the Secured Creditors; (11) may be exercised as often as occasion therefor shall arise, it being agreed by the Debtor that the exercise or failure to exercise or the beginning, or the abandonment, or the delay of any of same, shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (12) are intended to be, and shall be, nonexclusive; (13) shall not be conditioned upon the Secured Party or any other Secured Creditor exercising or pursuing any remedy in relation to the Collateral prior to the Secured Party or any other Secured Creditor bringing suit to recover the Obligations and (14) in the event the Secured Party or any other Secured Creditor elects to bring suit on the Obligations and obtains a judgment against the Debtor prior to the exercise of any remedies in relation to the Collateral, all liens and security interests, including the lien and security interest of this Agreement, shall remain in full force and effect and may be exercised at the Secured Party’s option.

Section 8.05 Successors and Assigns. This Agreement creates a continuing security interest in the Collateral and the provisions of this Agreement shall be binding upon the Debtor and its successors and permitted assigns and shall inure, together with all the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Secured Creditors and their respective successors and assigns; provided that the Debtor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and the Lenders, and any such purported assignment, transfer or delegation shall be null and void.

Section 8.06 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8.07 Survival; Revival; Restatement. All covenants, agreements, representations and warranties made by the Debtor herein and in the certificates (including, without limitation, the Perfection Certificate) or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Secured Party and the other Secured Creditors and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Secured Party or any Secured Creditor may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 7.13 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof. To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Secured Party’s and the Secured Creditors’ liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Debtor shall take such action as may be reasonably requested by the Secured Party or the Secured Creditors to effect such reinstatement.

Section 8.08 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. In making proof of this Agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.09 Acknowledgments. The Debtor hereby acknowledges that lxii) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Documents to which it is a party; lxiii) neither the Secured Party nor any Secured Creditor has any fiduciary relationship with or duty to the Debtor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Debtor, on the one hand, and the Secured Party and the Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and lxiv) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Debtor and the Secured Creditors. Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

SECTION 8.10 GOVERNING LAW; CONSENT TO JURISDICTION.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 13.01 OF THE CREDIT AGREEMENT (OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 13.01 OF THE CREDIT AGREEMENT), AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (4) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 8.10.

Section 8.11 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 8.12 Relation to Other Security Instruments. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust, pledge agreement or other Security Instrument granted by the Debtor to the Secured Party which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage, deed of trust, pledge agreement or other Security Instrument shall derogate from any of the rights or remedies of the Secured Party hereunder.

Section 8.13 Authority of Secured Party. The Debtor acknowledges that the rights and responsibilities of the Secured Party under this Agreement with respect to any action taken by the Secured Party or the exercise or non-exercise by the Secured Party of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Secured Party and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Secured Party and the Debtor, the Secured Party shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Debtor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

Section 8.14 Interest Rate Limitation. It is the intention of the parties hereto that each party shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any party under laws applicable to it (including the laws of the United States of America and the State of Texas or New York or any other jurisdiction whose laws may be mandatorily applicable to such party notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Secured Documents or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (5) the aggregate of all consideration which constitutes interest under law applicable to any party that is contracted for, taken, reserved, charged or received by such party under any of the Secured Documents or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such party); and (6) in the event that the maturity of the Obligations is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any party may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such party as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such party).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.

CROSSPOINT ENERGY, LLC

By:
Name:	Daniel F. Collins
Title:	President

Address:	2801 Network Boulevard
Suite 810
Frisco, TX 75034

Signature Page - 1

EXHIBIT A

DESCRIPTION OF PLEDGED SECURITIES

Owner	Issuer	Percentage Owned	Percentage Pledged	Class of Equity Interests
Crosspoint Energy, LLC	Crosspoint Energy Holdings, LLC	100%	100%	Membership Interest

Exhibit A